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                                                            EXHIBIT 16


                 [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]



December 19, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 on page 2 of Form 8-K dated December 16, 1996 of Keane, Inc. and are in agreement with the statements contained in the first, second, and fourth paragraphs as they relate to Ernst & Young LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                           /s/ Ernst & Young LLP